Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 20th day of November, 2008, by and between UTSI Finance, Inc., a Michigan corporation whose address is 12755 E. Nine Mile, Warren, MI, “Purchaser”, and Crown Enterprises, Inc., a Michigan corporation whose address is 12225 Stephens Road, Warren Michigan 48089, “Seller.”

W I T N E S S E T H:

Seller is the fee title owner of the property and all improvements situated in the City of Houston, State of Texas, commonly known as 7800 East Little York, Drive and more particularly described on the attached Exhibit A consisting of approximately 19.5 acres improved with a terminal, Shop and office structure on the premise.

1.	PURCHASE & SALE - Seller does hereby sell to Purchaser and Purchaser does hereby purchase from Seller the Property, subject to the terms and conditions in this Agreement, together with the following:

A.	All buildings and improvements on the Property;

B.	Any and all rights and appurtenances pertaining to the Property, including any right, title & interest of Seller in and to adjacent easements, streets, roads, alleys and rights-of-way;

C.	Any and all rights, remedies and warranties in favor of Seller; and

D.	Such other rights, interests and properties as may be specified in this Agreement.

In referring to the Property hereafter, that reference shall include a collective reference to all of the foregoing.

The “Preliminary Purchase Price” for the Property will be the sum of three million ($3,000,000) Dollars.

2.	CLOSING - The Initial Closing Date (“Closing”) for this transaction will be on or before November 20, 2008. After the Initial Closing date, there will be a Reconciliation Date/Final Closing Date (“Reconciliation Date”) on or before December 23, 2008.

The Initial Closing will occur on November 20, 2008 at which time the Purchaser will pay the Preliminary Purchase Price and take possession of the Property. The Preliminary Purchase Price will be confirmed by a third party appraisal (the “Appraisal”) to be completed before the Reconciliation Date. The Final Purchase Price will be the amount set forth in the Appraisal and Purchaser and Seller will adjust accordingly the amount paid at Closing to reflect the Final Purchase Price. On or before the Reconciliation Date/Final Closing, Seller will also deliver a Warranty Deed and title work.

3.	CONDITION OF TITLE - Seller will convey and deliver to Purchaser on the Reconciliation Date/Final Closing, fee simple and valid, marketable title to the Property free of all tenancies and purchase options and rights of first refusal and subject only to the following, the “Permitted Exceptions”:

A.	The lien of unpaid real property taxes which are not delinquent as of the Closing Date;

B.	Building and use restrictions, easements of record and zoning ordinances which would not prohibit Purchaser from utilizing the Property for its intended use;

C.	Any other easements, liens, exceptions and encumbrances that will be approved in

D.	writing by Purchaser prior to or on the Closing Date; and

E.	Any liens and encumbrances that have occurred by any acts of the Purchaser from the date of this Agreement;

Purchaser shall obtain a commitment for a title insurance policy and Seller will pay for at Reconciliation, a policy of title insurance, in an amount equal to the Purchase Price guaranteeing fee simple title. The title insurance policy will insure good and valid, marketable title to Purchaser subject only to those easements and building and use restrictions, if any, described in the commitment and approved by Purchaser in accordance with this Agreement.

4.	REPRESENTATIONS & WARRANTIES - Seller represents and warrants to Purchaser which representations and warranties will be true on the Closing Date that:

A.	There is no litigation threatened or pending which affects title to or possession of the Property and Seller has no knowledge of or reason to believe that anyone other than Seller has any interest whatsoever in the Property;

B.	No person other than Purchaser will be entitled to possession of the Property on the date of Closing other than as disclosed;

C.	Seller has not contracted for any service which bind Purchaser as a successor in interest; and

D.	There are no known violations that Purchaser would be obligated to repair.

E.	Seller agrees to indemnify Purchaser for environmental problems, existing as of the Closing date, related to Central Transport’s use of the fuel tanks at the Property prior to the Closing date. This indemnity does not cover environmental issues attributable to Purchaser’s use of the Property or any that arise after Closing.

If any of the above representations/warranties made by Seller are not true on the date this Agreement is accepted or on the Closing Date, Purchaser will have the right to waive the representations and warranties and complete the transaction or to declare this Agreement null and void and Purchaser would be entitled to a return of its earnest money deposit.

5.	TAX PRORATIONS - Real estate taxes and special assessments on the Property which have become delinquent will be paid for by Seller. All current real estate taxes will be prorated on a due date basis at closing. Purchaser will pay for the real estate transfer tax imposed on the transfer of title to the Property.

6.	MISCELLANEOUS - Seller and Purchaser represent and warrant there are no claims for brokerage commissions or finder fees in connection with this transaction and each party does indemnify the other against and hold it harmless from any liability arising from any such claims, including without limitation, the cost of attorney’s fees in connection with this transaction.

Time will be deemed to be of the essence in this Agreement which will be effective after execution by Purchaser and Seller, and the date when Purchaser will receive a fully executed copy of this Agreement will be the “date of this Agreement” for the purpose of computing all time periods.

This Agreement will be construed in accordance with the laws of the State of Michigan and, exclusive jurisdiction and venue will be considered to lie within the Macomb County Circuit Court.

This Agreement represents the entire agreement between Purchaser and Seller and incorporates all prior discussions and negotiations of the parties and may only be modified by a written document executed by each party bearing a date later than the date of this Agreement.

7.	BINDING EFFECTS - This Agreement is binding on the parties hereto, their respective heirs, legal representatives, administrators, executors, successors and assigns.

IN WITNESS WHEREOF, Purchaser has executed this Agreement as of the 20th day of November, 2008, and Seller has accepted and executed this Agreement on this 20th day of November, 2008.

WITNESSES:	AGREED AND ACCEPTED

/s/ Nicole Koprincz	BY:	/s/ Donald B. Cochran
Signature

	BY:	Donald B. Cochran
Printed Name
“Purchaser”

WITNESSES:	AGREED AND ACCEPTED

/s/ Jeffery Powell	BY:	/s/ Thomas J. Howlett
Signature

/s/ Trevor J. Bunckhorst	BY:	Thomas J. Howlett
Printed name
“Seller”

EXHIBIT A

7800 EAST LITTLE YORK, HOUSTON, TX

LEGAL DESCRIPTION

TO BE VERIFIED BY SURVEY

A tract of land containing 11.19 acres out of the Eli Nolen Survey, A-600, Harris County, Texas, being a part of a 50-acre tract described in Volume 2153, page 253, Harris County Deed Records, Harris County, Texas, and being more particularly described by metes and bounds as follows:

Commencing at an I.R. in the east line of a 65 ft. Houston Lighting and Power Company R.O.W. and the south line of Little York Road (120’ R.O.W.);

Thence N 89° 18’ 49” E, along the south line of Little York Road 564.34 ft. to an I.R. at the N.W. corner of a 199.5774 acre tract for the N.E. corner;

Thence S 0° 04’ 26” E, along the west line of a 199.5774 acres tract and a fence line, at 558.80 ft. pass a 1” I.P. and a total distance of 863.56 ft. to a point for the S.E. corner;

Thence S 89° 18’ 49” W, 564.25 ft. to a point for the S.W. corner;

Thence N 0° 03’ 30” W, 863.56 ft. to the PLACE OF BEGINNING.

TRACT TWO

A tract of land containing 9.429 Acres out of the Eli Nolen Survey, A-600, Harris County, Texas, being a part of a 50-acre Tract described in Volume 2153, page 253, Harris County Deed Records, Harris County, Texas, and being more particularly described by metes and bounds as follows:

Commencing at an I.R. in the west line of a 65 ft. Houston Lighting and Power Company R.O.W. and the south line of Little York Road (120’ R.O.W) for the N.W. corner;

Thence N 89° 18’ 49” E, along the south line of Little York Road, 60.00 feet to a point;

Thence S 0° 03’ 30” E, 863.56 feet to a point;

Thence N 89° 18’ 49” E, 504.57 feet to a point in the west line of a 199.5774 Acre Tract;

Thence S 0° 04’ 26” E, along the west line of a 199.5774 Acre Tract and a fence line, 641.75 feet to an I.R. for the S.E. corner;

Thence S 89° 51’ 35” W, at 29.00 feet pass an I.R. at the N.E. corner of a tract of land described in Volume 6423, Page 113, Harris County Deed Records, Harris County, Texas, and a total distance of 504.25 feet to an I.R. at the S.E. corner of a City of Houston Tract;

Thence N 0° 07’ 10” W, along the east line of a City of Houston tract, 30.00 feet to an I.R.;

Thence S 89° 51’ 35” W along the north line of the City of Houston tract, 60.00 feet to an I.R. in the east line of a 65 ft. Houston Lighting and Power Company R.O.W.;

Thence N 0° 07’ 10” W, along the east line of said Houston Lighting and Power Company R.O.W. 401.18 feet to an I.R.;

Thence N 0° 03’ 30” W, along the east of said Houston Lighting and Power Company R.O.W., 1068.75 feet to the PLACE OF BEGINNING.

SAVE AND EXCEPT THE NORTH 863 FEET BY 60 FEET AND CONTAINING 8.310 ACRES MORE OR LESS.